COLUMBIA FUNDS SERIES TRUST

AMENDMENT NO. 2 TO THE

THIRD AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 1 of Article XI of the Third Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Series Trust (the “Trust”), dated February 10, 2016, as amended from time to time, authorizes the Trustees of the Trust to amend the Declaration of Trust at any time, without Shareholder vote, by making an amendment, a trust instrument supplemental to the Declaration of Trust or an amended and restated Declaration of Trust, provided that Shareholders shall have the right to vote on any amendment if expressly required under Delaware law or the Investment Company Act of 1940, as amended; and

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, do hereby certify that we have authorized the amendment to said Declaration of Trust as set forth below, effective July 19, 2021:

1. Section 2 of Article II of the Declaration of Trust is hereby amended by replacing the text therein with the following:

SECTION 2. PRINCIPAL ADDRESS. The principal office of the Trust is: 290 Congress Street, Boston, MA 02210. The Board may, from time to time, change the location of the principal office of the Trust to any place within or outside the State of Delaware.

The rest of the Declaration of Trust remains unchanged.

The foregoing amendment is effective as of July 19, 2021.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 2 to the Declaration of Trust.

/s/ George S. Batejan	/s/ Nancy T. Lukitsh
George S. Batejan	Nancy T. Lukitsh
Date: 7/19/2021	Date: 7/19/2021

/s/ Kathleen A. Blatz	/s/ David M. Moffett
Kathleen A. Blatz	David M. Moffett
Date: 7/19/2021	Date: 7/19/2021

/s/ Pamela G. Carlton	/s/ Catherine James Paglia
Pamela G. Carlton	Catherine James Paglia
Date: 7/19/2021	Date: 7/19/2021

/s/ Janet L. Carrig	/s/ Christopher O. Petersen
Janet L. Carrig	Christopher O. Petersen
Date: 7/19/2021	Date: 7/19/2021

/s/ J. Kevin Connaughton	/s/ Anthony M. Santomero
J. Kevin Connaughton	Anthony M. Santomero
Date: 7/19/2021	Date: 7/19/2021

/s/ Olive M. Darragh	/s/ Minor Mickel Shaw
Olive M. Darragh	Minor Mikel Shaw
Date: 7/19/2021	Date: 7/19/2021

/s/ Patricia M. Flynn	/s/ Natalie A. Trunow
Patricia M. Flynn	Natalie A. Trunow
Date: 7/19/2021	Date: 7/19/2021

/s/ Brian J. Gallagher	/s/ Sandra L. Yeager
Brian J. Gallagher	Sandra L. Yeager
Date: 7/19/2021	Date: 7/19/2021

/s/ Douglas A. Hacker
Douglas A. Hacker
Date: 7/19/2021

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109